Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-86012) pertaining to the AmerisourceBergen Employee Investment Plan (formerly AmeriSource Corporation Employee Investment Plan) of our report dated June 25, 2003, with respect to the financial statements and schedule of the AmerisourceBergen Employee Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

/s/    ERNST & YOUNG LLP

Philadelphia, Pennsylvania

June 25, 2003